                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    CARDIODYNAMICS INTERNATIONAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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




                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                        6175 Nancy Ridge Drive, Suite 300
                               San Diego, CA 92121

                                  June 12, 1998



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of CardioDynamics International Corporation which will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California on Thursday, July 23, 1998 at 10:00 a.m.

Additional details relating to the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In order for us to have an efficient meeting, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.



                                   On behalf of the Board of Directors,



                                   Michael K. Perry
                                   Director and Chief Executive Officer



--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

--------------------------------------------------------------------------------

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                        6175 NANCY RIDGE DRIVE, SUITE 300
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 23, 1998

The Annual Meeting of Shareholders of CardioDynamics International Corporation, a California corporation (the "Company"), will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, on Thursday, July 23, 1998 at 10:00 a.m., to consider and act upon the following matters:

1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: Stephenson M. Dechant, Nicholas V. Diaco, Louis P. Ferrero, Cam L. Garner, James C. Gilstrap, Richard O. Martin, Richard E. Otto, Michael D. Padilla, Allen E. Paulson and Michael K. Perry.

2. To consider and act upon a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder from 2,529,000 shares to 4,000,000.

3. To consider and act upon a proposed Amendment to the Company's articles of incorporation to authorize the issuance of Preferred Stock.

4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending November 30, 1998.

And to transact any other business which may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Management has no information of any such other matters.

Shareholders of record at the close of business on June 4, 1998 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting is available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                      By Order of the Board of Directors



Dated: June 12, 1998                  Michael K. Perry
                                      Director and Chief Executive Officer

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 23, 1998


These proxy materials are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California at 10:00 a.m. on July 23, 1998 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately June 12, 1998.

The address of the principal executive office of the Company is 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                               PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as June 4, 1998. At the close of business on the record date, the Company had 32,100,743 outstanding shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for Directors, each shareholder has the right to cumulate his votes and give one nominee a number of votes equal to the number of Directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. A shareholder may cumulate his votes, however, only if his candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxy holder as specified by the person solicited.

California statutes and case law do not give specific instructions regarding the treatment of abstentions and broker non-votes for corporations such as the Company on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, the Company believes that California law provides that if shares are represented and vote on any issue at a shareholder meeting their failure to vote yes on any other issue (through either abstention or a broker non-vote) has the same effect as a negative vote on that other issue. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes certainly have the same effect as a negative vote.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


The ten individuals below have been nominated for election to the Board. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the nominees of the Board of Directors who are listed herein, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as Directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
HEREIN.

                                   FIRST YEAR
                                    ELECTED
NAME                                DIRECTOR             AGE
-----------------------             --------             ---
Stephenson M. Dechant                1995                42
Nicholas V. Diaco, M.D.              1995                59
Louis P. Ferrero                     1997                55
Cam L. Garner                        1997                50
James C. Gilstrap                    1995                62
Richard O. Martin                    1997                58
Richard E. Otto                      1996                48
Michael D. Padilla                   1995                49
Allen E. Paulson                     1995                76
Michael K. Perry                     1998                37
--------------------------------------------------------------------------------

Stephenson M. Dechant. Mr. Dechant has been a Director of the Company since February 1995 and served as Chief Financial Officer of the Company from February 1995 to March 1997 and Corporate Secretary from February 1995 to July 1997. Mr. Dechant has been Chief Financial Officer for many of Allen Paulson's companies since 1992. His previous experience involves financial management and reporting for high net worth individuals and companies primarily involved in the food industry, including Dole Fresh Fruit and Chart House Enterprises. Mr. Dechant graduated from the University of Southern California with a Bachelor of Science in Business Administration and from the University of San Diego with a Masters in Business Administration.

Nicholas V. Diaco, M.D. Dr. Diaco has served as a Director of the Company and Chairman of the Company's Medical Advisory Board since February 1995. Since 1994, he has been the Director of the Coronary Care Unit and the Heart Catheterization Laboratory at St. John's Hospital and Health Center in Santa Monica, California. He is a Fellow of the American College of Cardiology and is board certified in Cardiovascular Disease. He serves as a Clinical Assistant Professor of Medicine at the University of California, Los Angeles. Dr. Diaco was a Chief of Internal Medicine in the U.S. Air Force and has published numerous articles on the effects of exercise on the heart. He received his M.D. with honors from Hahnemann Medical College and Hospital in Pennsylvania.

Louis P. Ferrero. Mr. Ferrero has served as a Director of the Company since July 1997. Mr. Ferrero has been the Chairman and Chief Executive Officer of Conseco Global Investments since 1991. Conseco Global Investments is an investment company, which identifies emerging investment opportunities for Conseco, Inc., a major insurance holding company. Before joining Conseco Global Investments, Mr. Ferrero was Chairman and Chief Executive Officer of Anacomp, Inc., a full-service provider of computer and micrographics equipment, service and supplies. Mr. Ferrero holds a Bachelor of Economics and Marketing degree from the University of Florida.

Cam L. Garner. Mr. Garner has served as a Director of the Company since July 1997. Mr. Garner has been Chairman, President and Chief Executive Officer of Dura Pharmaceuticals, Inc., a respiratory products company, since 1990. Prior to joining Dura Pharmaceuticals, Inc., Mr. Garner was Senior Vice President of Sales and Marketing with Hybritech, Inc., a division of Eli Lilly & Co. Mr. Garner serves as Director for Trega Biosciences, Inc., Nanogen, Inc., Safeskin Corporation and Spiros Development Corporation, as well as Dura Pharmaceuticals, Inc. Mr. Garner earned a Masters Degree in Business Administration from Baldwin-Wallace College and a Bachelor of Arts degree in Biology from Virginia Wesleyan.

James C. Gilstrap. Mr. Gilstrap served as Chairman of the Board of the Company from May 1995 to June 1996, and has been Co-Chairman of the Board since June 1996. Mr. Gilstrap is retired from Jefferies & Company, where he served as Senior Executive Vice President, Partner, and Member of the Executive Committee. Mr. Gilstrap serves on the board of Full House Resorts, Inc. and is past President of the Dallas Securities Dealers as well as a past member of the Board of Governors of the National Association of Securities Dealers, Inc.

Richard O. Martin, Ph.D. Dr. Martin has served as a Director of the Company since July 1997. Dr. Martin has been Chairman and Chief Executive Officer of Physio-Control Corporation since 1991, a medical device company which designs, manufactures and sells external defibrillators and heart monitors. Prior to joining Physio-Control Corporation, Dr. Martin was Vice President of Cardiovascular Business Development with Sulzer Medical and has held several management positions at Intermedics, Inc. and Medtronic, Inc. Dr. Martin serves on the Boards of Maxxim Medical, Inc., SeaMED Corporation, and Encore Medical Corp. and is Chairman of the Board of the Medical Device Manufacturers Association and the American Heart Association, Washington affiliate. Dr. Martin earned a Doctorate in Electrical/ Biomedical Engineering at Duke University.

Richard E. Otto. Mr. Otto served as the Chief Executive Officer of the Company from June 1995 to April 1998 and has served as a Director since September 1996. He also served as President from June 1995 to June 1997. From September 1987 to May 1994, Mr. Otto was a founding partner in Sensor Technology, Inc., a privately held medical distribution company. In 1994, the company was sold to a division of Eli Lilly and Company. Prior to that time, Mr. Otto held positions with Medtronic, Inc., Cardiac Pacemakers, Inc., Intermedics, Inc. and Eli Lilly & Company. Mr. Otto holds a Bachelor of Science degree from the University of Georgia and serves on the Boards of Directors of Endeavor Technologies Inc., a tele-medicine company, the Georgia Chapter of the Leukemia Society, the College Football Hall of Fame Foundation, and the University of Georgia Student Educational Fund.

Michael D. Padilla. Mr. Padilla has served as a Director of the Company since 1995. Mr. Padilla is a partner with the law firm Thorsnes, Bartolotta, McGuire & Padilla. He has practiced law in San Diego since 1972, specializing in personal injury, product liability and medical malpractice litigation. He is a member of the Consumer Attorney Associations in both California and the local branch in San Diego. Mr. Padilla received his J.D. from the University of San Diego School of Law.

Allen E. Paulson. Mr. Paulson has been Co-Chairman of the Board since June 1996 and Director since February 1995. Mr. Paulson owns numerous companies having substantial investments in diverse industries, including aircraft; energy exploration; horse breeding, training, and racing; automobile dealerships; gaming and entertainment; and real estate and resorts. Mr. Paulson is the founder and Chairman Emeritus of Gulfstream Aerospace Corporation, the world's leading designer, manufacturer and marketer of large corporate jets. He has earned numerous awards including the Horatio Alger Award for Distinguished Americans, and the American Academy of Achievement's Golden Plate Award, as well as five honorary doctorates.

Michael K. Perry. Mr. Perry joined the Company in April 1998 as Chief Executive Officer and a Director. From 1994 to 1996, Mr. Perry was Vice President of Operations at Pyxis Corporation, a publicly traded company that provides healthcare automation and information management services, in addition to pharmacy management services to hospitals and outpatient facilities. Mr. Perry was part of the executive team that successfully acquired and integrated three businesses into Pyxis, and in 1996 sold the company to Cardinal Health, Inc. for $980 million dollars. Prior to joining Pyxis, Mr. Perry served in several increasingly responsible management assignments with Hewlett-Packard's Medical Products Group in finance and manufacturing and Hewlett-Packard's DeskJet Printer Group in quality. Mr. Perry holds a Bachelor of Science in Mechanical Engineering from General Motors Institute and a Masters in Business Administration from Harvard University. Mr. Perry serves on the Board of Directors for Junior Achievement of San Diego.

BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held seven meetings during the fiscal year ended November 30, 1997. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all his Board committees held during the period in which he served as a director. Each director who is not an employee of the Company automatically receives each month a 1,000-share stock option for his services as a director, pursuant to the 1995 Stock Option/Stock Issuance Plan.

The Board of Directors has established a standing Compensation Committee currently composed of Messrs. Garner, Dechant and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Committee held three meetings during the fiscal year ended November 30, 1997.

The Board of Directors has established a standing Audit Committee currently composed of Messrs. Gilstrap, Dechant and Ferrero. The Audit Committee reviews all matters relating to oversight of the Company's internal control structure, selection of the independent auditors and oversight of the Company's financial reporting.

DIRECTORS' FEES

Each non-employee director receives 1,000 automatic monthly stock options granted at fair market value (or, in the case of 10% shareholders Mr. Paulson and Mr. Gilstrap, at 110% of fair market value) on the last day of the month for each full month of service as a director of the Company. On August 1, 1997, Cam
L. Garner, a Director of the Company, entered into a consulting agreement with the Company whereby Mr. Garner is paid a monthly fee of $2,083.33 and received a one-time grant of 5,000 stock options to purchase the company's stock in exchange for consulting services to the Company. Total fees paid to Mr. Garner in fiscal 1997 were $8,333.32. In addition, Messrs. Ferrero, Garner and Martin each received 10,000 discretionary stock options to purchase the Company's Common stock.


                                   PROPOSAL 2

               AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

PURPOSE

The Company's 1995 Stock Option/Stock Issuance Plan (the "Plan") provides for the issuance of incentive stock options (i.e., options under Section 422 of the Internal Revenue Code) and non-qualified stock options to officers, Directors, key employees, independent contractors and consultants of the Company.

On May 20, 1998, the Board of Directors approved, subject to approval by the shareholders, an increase in the number of shares reserved for issuance under the Plan from 2,529,000 to 4,000,000 The purpose of increasing the number of shares reserved for issuance under the Plan is to permit the Company to continue to attract and retain officers, Directors, key employees, independent contractors and consultants of ability and experience by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. As of June 4, 1998, options for 1,873,000 shares were outstanding under the Plan.

Approval of the amendment by the shareholders is necessary under the terms of the Plan and under certain applicable regulations.

STRUCTURE OF THE PLAN

The Plan is divided into three separate equity programs: (1) the Discretionary Option Grant Program under which officers, Directors, employees, consultants and independent contractors may, at the discretion of the Plan Administrator, be granted non-qualified or incentive stock options to purchase shares of Common Stock of the Company; (2) the Stock Issuance Program under which officers, employees, Directors, consultants and independent contractors may, at the discretion of the Plan Administrator, be issued shares of Common Stock of the Company directly, either through the immediate purchase of such shares or as a bonus for services rendered; and (3) the Automatic Option Grant Program under which non-employee Directors automatically receive monthly grants of options to purchase Common Stock of the Company.

ADMINISTRATION OF THE PLAN

The Plan is administered by the "Plan Administrator," which means the full Board of Directors or a compensation committee consisting of two or more Board members or (only as to grants and issuances to persons who are not directors, officers or 10% shareholders, and only if the Chief Executive Officer is a director) the Chief Executive Officer. The compensation committee, when acting as Plan Administrator, has full responsibility for the administration of the Plan. Members of such compensation committee serve for such period of time as the Board may determine and are subject to removal by the Board at any time. The Chief Executive Officer's discretion as Plan Administrator can be exercised only within such limits, based on the personnel category of the optionee or participant, as are previously established by the Board of such compensation committee.

The Plan Administrator has the sole and exclusive authority, subject to the provisions of the Plan, to determine the eligible individuals who are to receive options under the Discretionary Option Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Plan Administrator also has the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. Options grants under the Automatic Option Grant Program are made in strict compliance with the express provisions of that program, and the Plan Administrator does not have any discretionary authority with respect to those option grants.

ISSUABLE SHARES

The Plan currently provides for the issuance of 2,529,000 shares of Common Stock over the ten-year term of the Plan. The share reserve available for issuance under the Plan is subject to periodic adjustment for changes in the Company's Common Stock occasioned by stock splits, stock dividends, recapitalization, conversions or other changes affecting the outstanding Common Stock as a class without the Company's receipt of consideration.

Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Plan and all shares issued under the Plan, whether or not such shares are subsequently reacquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Company Common Stock available for subsequent grants. No more than 800,000 shares may be issued to any one optionee/grantee over the lifetime of the Plan.

IDENTITY OF BENEFICIARIES

It is not known how many options under the Plan will be received by named executive officers, current executive officers, non-officer Directors, employees, their associates, or any other group. The maximum number of options to be granted to Directors each year under the Automatic Option Grant Program (assuming a Board of 9 outside directors, all non-employees) is 108,000. The fair market value of a share of Company Common Stock on June 4, 1998 was [TBD].

The Company currently has 40 employees, an unknown number of consultants and independent contractors who might be selected to receive stock options or direct issuances, and nine non-employee Directors.

TERMS OF DISCRETIONARY OPTION GRANT PROGRAM

OPTION PRICE AND TERM. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Company Common Stock issuable under the option on the grant date of such option (nor less than 110% in the case of 10% shareholders of the Company). The option price per share for non-statutory stock options may not be less than 85% of the fair market value per share of each share of Company Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of ten (10) years measured from the grant date.

VESTING OF OPTIONS. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service. The vesting schedule cannot be slower than the 20% per year over five years beginning on the grant date.

PAYMENT. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sales proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

FINANCIAL ASSISTANCE. The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by authorizing a loan from the Company. The terms and conditions of any such loan will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

TERMINATION OF SERVICE. Should the optionee cease to remain in the Company's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant (subject to certain minimum post-service periods). Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during the period it remains exercisable, be exercisable for the number of shares for which the option was exercisable on the date of the optionee's cessation of service.

Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or
(ii) the specified expiration date of the option term.

The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

CORPORATE TRANSACTION. Except to the extend otherwise provided in the option documents, each option share will become fully vested in the event of certain Corporate Transactions unless the option is assumed or is replaced with a cash incentive program which preserves the material benefits of the options. Upon consummation of the Corporate Transaction, all options which are not assumed will be canceled and cease to exist. The options or cash incentive programs which replace any options which do not accelerate will provide for full vesting in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

For purposes of the above, a Corporate Transaction includes (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company are transferred to holders different from those who held the Company's securities immediately prior to such merger.

SHAREHOLDER RIGHTS AND OPTION ASSIGNABILITY. No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

STOCK APPRECIATION RIGHTS. At the discretion of the Plan Administrator, options may be granted in tandem with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Plan are tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution.

These tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of Common Stock for which the underlying option is at the time exercisable over
(ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Common Stock.

CANCELLATION/REGRANT. The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of grant.

TERMS OF STOCK ISSUANCE PROGRAM

ISSUE PRICE. The purchase price per share will not be less than 85% of the fair market value of any share of Company Common Stock being issued on the date the Plan Administrator authorizes the issuance (nor less than 110% in the case of 10% shareholders of the Company).

VESTING OF SHARES. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to the Company's repurchase right, over the participant's period of service. The vesting schedule cannot be slower than 20% per year over 5 years from the date the stock is purchased.

SHAREHOLDER RIGHTS. The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers. The vesting schedule cannot be slower than the 20% per year over five years beginning from the date the stock is purchased.

REPURCHASE RIGHTS. Should the recipient of unvested shares cease to remain in the Company's service before vesting in such shares, then those unvested shares are to be immediately surrendered to the Company for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, the Company will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

PAYMENT. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Company Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

CORPORATE TRANSACTION. Except to the extent otherwise provided in the stock issuance documents, all repurchase rights will terminate and each share will become fully vested in the event of a Corporate Transaction (as defined above) unless the repurchase rights are assigned to the successor Company. Following consummation of the Corporation Transaction, all repurchase rights which are assigned to the successor will terminate and cease to exist in the event of involuntary termination of employment with 18 months following the Corporate Transaction.

AUTOMATIC OPTION GRANT PROGRAM

Option grants are made automatically to each non-employee Board member who has not been employed by the Company during the preceding two years. Each such person is automatically granted a non-statutory option to purchase 1,000 shares with respect to each calendar month during all of which he or she serves as a director, on the last day of each such respective calendar month.

The exercise price per share of each automatic option grant made under this Program is equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date (or, in the case of 10% shareholders, at 110% of fair market value). The exercise price is payable in one of these alternative forms: (1) full payment in cash or check drawn to the Company's order; (2) full payment in shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date; (3) full payment in a combination of shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date and cash or check; or (4) full payment through a broker-dealer sale.

During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, is exercisable only by the optionee and is not assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants, then such optionee shall have a 24 month period following the date of such cessation of Board membership in which to exercise each such option. In no event shall any automatic option grant remain exercisable after the specified expiration date of the ten-year option term. Upon the expiration of the applicable exercise period as mentioned above or upon the expiration of the ten-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares.

The provisions of the Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations. Each automatic grant under this Program has a maximum term of 10 years measured from the automatic grant date and is exercisable in full immediately

TAX WITHHOLDING

The Company's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

The Plan Administrator may provide one or more participants in the Plan with the election to have the Company withhold, from the shares of Company Common Stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Company Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

AMENDMENT AND TERMINATION

The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Option Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of the Company's shareholders.

The Board may terminate the Plan at any time, and the Plan will in all events terminate on the earliest of (i) June 14, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

REGULATORY APPROVAL

The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program are subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the optionee or the participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining such person) to terminate such person's service at any time for any reason, with or without cause.

FEDERAL TAX CONSEQUENCES

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize income for alternative maximum tax purposes in the year the option is exercised and regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding period prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize mid-term or long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

NON-QUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of Company Common Stock under a non-qualified option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

A. If the shares acquired upon exercise of the non-qualified option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment described above the exercise of non-qualified stock options.

ACCOUNTING TREATMENT

Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to the Company's earnings equal to the difference between such exercise or purchase prices and the fair market value on the issue date. Such expense will be accrued by the Company over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants and direct stock issuances at 100% or more of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share.

Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

APPROVALS REQUIRED

The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposed amendments to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

                                   PROPOSAL 3

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                (PREFERRED STOCK)


The Company's Board of Directors has approved, and the shareholders are now asked to approve, an amendment to the Company's Restated Articles of Incorporation to provide therein for the creation of 18,000,000 shares of Preferred Stock in one or more series with voting and other rights as determined by the Board of Directors. After such amendment, the Company's authorized capital stock would consist of 50,000,000 shares of Common Stock and 18,000,000 shares of Preferred Stock.

The authorized capital stock of the Company currently consists of 50,000,000 shares of Common Stock, no par value, of which 32,100,743 where issued and outstanding as of June 4, 1998 and approximately 2,500,000 were reserved for issuance under outstanding stock options and warrants. Accordingly, as of June 4, 1998, the Company has available for issuance approximately 15,400,000 shares of Common Stock.

The Board of Directors believes the authorization of the creation of the Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as public or private offerings of shares for cash, corporate mergers and acquisitions, and dividends payable in stock of the Company whether in connection with the possible implementation of a shareholder rights plan or otherwise. Having such authorized shares for issuance in the future would allow shares of Preferred Stock to be issued without the expense and delay of a special meeting of shareholders. The designations, preferences, conversion rights, cumulative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") will be determined by the Board of Directors. Thus, the Board of Directors will, in the event of the approval of this proposal by the Company's shareholders, be entitles to authorize the creation and issuance of 18,000,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the Board's sole discretion, with no further authorization by the security holders required for the creation and issuance thereof.

In the event of the approval of this proposal by the Company's shareholders, the Board of Directors will be required to make any determination to designate, reserve for issuance or issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company. The issuance of shares of Preferred Stock could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class, or with the holders of the Company's currently outstanding Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The mere existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders and the Company.

Under the proposal, Article Three of the Restated Articles of Incorporation would be amended to read:

                "ARTICLE THREE: The corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is 68,000,000 shares. 50,000,000 shares shall be Common Stock and 18,000,000 shares shall be Preferred Stock.

                The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly un-issued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If approved by the shareholders, the amendment to the Restated Articles of Incorporation will become effective upon filing with the Secretary of the State of California, a Certificate of Amendment to the Company's Restated Articles of Incorporation, which filing is expected to take place shortly after the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE 18,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK.


                                   PROPOSAL 4

                                 RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

Ratification and approval by the shareholders is sought for the selection of KPMG Peat Marwick LLP by the Board of Directors as independent accountants to audit the accounts and records of the Company for the fiscal year ending November 30, 1998, and to perform other appropriate services.

KPMG Peat Marwick LLP has been auditors for the Company since 1997. The Company's financial statements for the fiscal year ended November 30, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider such selection.

A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

                             PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following are the only persons known by the Company to own beneficially, as of June 4, 1998, five percent (5%) or more of the outstanding shares of its Common Stock.

NAME AND ADDRESS OF                          SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER                             NUMBER  (1)     PERCENTAGE (2)
---------------------                      ----------        ----------
Allen E. Paulson (3)                       18,013,983            54.6%
P.O. Box 9660
Rancho Santa Fe, CA 92067

James C. Gilstrap (4)                       8,120,894            24.6%
5067 Shore Drive
Carlsbad, CA 92008

Nicholas V. Diaco, M.D. (5)                 4,975,546            15.0%
1302 - 20th Street, Suite 400
Santa Monica, CA 90404

Joseph F. Diaco, M.D. (6)                   4,685,546            14.2%
4700 North Habana Ave., Suite 403
Tampa, FL 33614

CardioDynamics Holdings, LLC (7)            4,280,240            13.0%
P.O. Box 9660
Rancho Santa Fe, CA 92067

Edge Financial Group, Inc. (8)              2,201,559             6.7%
16225 Park Ten Place, Suite 380
Houston, TX  77084

Joe C. Richardson, Jr. (9)                  1,982,038             6.0%
P.O. Box 8246
Amarillo, TX 79114

----------------------

1) Except as indicated the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them, subject to community property laws, where applicable.

2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

3) Includes 4,180,240 shares of Common stock beneficially owned by CardioDynamics Holdings, LLC ("CDH"), of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 34,000 shares of Common stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

4) Includes 4,180,240 shares of Common stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Includes 1,015,000 shares held in the Jim and Sue Gilstrap Family Limited Partnership; Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Limited Family Partnership. Also includes 134,000 shares of Common stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 65,000 shares of Common stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

5) Includes 4,180,240 shares of Common stock beneficially owned by CDH, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 134,000 shares of Common stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

6) Includes 4,180,240 shares of Common stock beneficially owned by CDH, of which Dr. Joseph Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7).

7) Includes 2,243 shares of Common stock over which CDH exercises sole voting and investment power, and 4,177,997 shares of Common stock over which CDH exercises sole voting power, but no investment power. Also includes 100,000 shares of Common stock issuable upon conversion of a Note issued by the Company.

8) Includes 1,196,549 shares of Common stock beneficially owned by Medical Assets, LLC, of which Edge Financial Group, Inc. is a member. Edge Financial Group, Inc. disclaims beneficial ownership of these shares except to the extent of its ownership interest in Medical Assets, LLC. Medical Assets, LLC exercises sole investment power, but no voting power, over all its shares of Common stock. See footnote (9). Edge Financial Group, Inc. has investment power, but not voting power, with respect to all its shares.

9) Includes 1,196,549 shares of Common stock beneficially owned by Medical Assets, LLC, of which Mr. Richardson is a member. Mr. Richardson disclaims beneficial ownership of these shares except to the extent of his ownership interest in Medical Assets, LLC. See footnote (8). Mr. Richardson has investment power, but not voting power, with respect to these shares. Also includes 25,109 shares of Vital Energy, Inc. of which Mr. Richardson is Chief Executive Officer and majority shareholder.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of June 4, 1998 by each director, nominee for director, and Named Officer, and by all directors and executive officers of the Company as a group. Each such person has a business address, care of the Company.

                                                SHARES BENEFICIALLY OWNED
NAME                                             NUMBER (1)    PERCENT (2)
------------------------------                   ----------    -----------
Stephenson M. Dechant(3)                            49,000          *

Nicholas V. Diaco, M.D.(4)                       4,975,546         15.0%

Louis P. Ferrero(5)                                 10,000          *

Cam L. Garner(6)                                    18,000          *

James C. Gilstrap(7)                             8,120,894         24.6%

Stephen P. Loomis(8)                                73,334          *

Richard O. Martin, Ph.D.(9)                         10,000          *

Richard E. Otto(10)                                 75,334          *

Michael D. Padilla(11)                              45,000          *

Allen E. Paulson(12)                            18,013,983         54.6%

Rhonda F. Pederson(13)                              25,000          *

Michael K. Perry                                     7,000          *

All Directors and executive
officers as a group - (15 persons)(14)          23,080,945         70.2%

----------------
*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2) Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3) Includes 39,000 shares of Common stock Mr. Dechant beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(4) Includes 4,280,240 shares of Common stock beneficially owned by CDH, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (16). Also includes 134,000 shares of Common stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

(5) Includes 10,000 shares of Common stock Mr. Ferrero beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(6) Includes 10,000 shares of Common stock Mr. Garner beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(7) Includes 4,280,240 shares of Common stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (16). Includes 1,015,000 shares held in the Jim and Sue Gilstrap Family Limited Partnership: Mr. Gilstrap disclaims beneficial ownership of theses shares to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes 34,000 shares of Common stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 65,000 shares of Common stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

(8) Includes 73,334 shares of Common stock Mr. Loomis beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(9) Includes 10,000 shares of Common stock Dr. Martin beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(10) Includes 35,334 shares of Common stock Mr. Otto beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(11) Includes 34,000 shares of Common stock Mr. Padilla beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(12) Includes 4,280,240 shares of Common stock beneficially owned by CDH, of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (16). Also includes 34,000 shares of Common stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

(13) Includes 25,000 shares of Common stock Ms. Pederson beneficially owns, by virtue of her right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(14) Shares beneficially owned include shares held by entities affiliated with certain directors and Named Officers as described above in the footnotes (but do not include any shares more than once). Also includes 130,000 shares of Common stock Mr. Hepp beneficially owns; 40,000 shares of Common stock beneficially owned by Mr. Osypka and 33,334 shares of Common stock Mr. Trayler beneficially owns, all, by virtue of their right to acquire such shares under stock options now exercisable or exercisable within 60 days.

                               EXECUTIVE OFFICERS

The Company's Directors and executive officers and their ages as of June 4, 1998 are as follows:

NAME                         AGE          POSITION
--------------------         ---          --------
Allen E. Paulson              75          Co-Chairman of the Board of Directors

James C.  Gilstrap            61          Co-Chairman of the Board of Directors

Michael K. Perry              37          Chief Executive Officer

Rhonda F. Pederson            37          President

Richard E. Trayler            47          Chief Operating Officer

Stephen P. Loomis             38          Vice President Finance,
                                          Chief Financial Officer,
                                          and Corporate Secretary

Dennis G. Hepp                49          Chief Technology Officer

Markus J. Osypka, Ph.D        34          Vice President Research

               ---------------------------


BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Allen E. Paulson. See description above under "ELECTION OF DIRECTORS"

James C. Gilstrap. See description above under "ELECTION OF DIRECTORS"

Michael K. Perry. See description above under "ELECTION OF DIRECTORS"

Rhonda F. Pederson. Ms. Pederson has been the President of the Company since June 1997. She served as Vice President of Operations from June 1995 to January 1996 and as Chief Operating Officer from February 1996 to May 1997. Ms. Pederson has over 14 years of healthcare experience, including medical product development, rapid growth transitions, sales and marketing, and executive management. From July 1992 until May 1995, Ms. Pederson held the positions of President/Chief Executive Officer, Vice President of Sales and Marketing, and Board member at Culture Technology, Inc., a privately held biotechnology company specializing in culturing autologous skin for burn patients. Ms. Pederson has also held positions at General Electric Medical Systems and Quinton Instrument Company, both medical device subsidiaries of publicly held companies. Ms. Pederson holds a Bachelor of Pharmacy from Washington State University.

Richard E. Trayler. Mr. Trayler joined the Company in July 1997 as Chief Operating Officer. From 1982 to 1997, Mr. Trayler held positions of Regional and Divisional Sales Manager at Quinton Instrument Company, a medical device subsidiary of American Home Products Corporation. He has also held positions at the Heart Institute for CARE, the University of Washington, and the Boeing Company where he assisted cardiologists in the clinical assessment of cardiac patients. Mr. Trayler was also the founder of the Health Enrichment Institute and the Amarillo Cardiopulmonary Rehabilitation Program, specializing in cardiology/health hazard appraisals and the development of cardiopulmonary exercise programs. Mr. Trayler earned a Bachelor of Science Degree from Texas A&M University, a Master of Science Degree from the University of Washington, and a Master of Christian Leadership Degree from Western Conservative Baptist Seminary (Phoenix Seminary).

Stephen P. Loomis. Mr. Loomis joined the Company in September 1996 as Vice President of Finance and has held the positions of Vice President of Finance, Chief Financial Officer and Corporate Secretary since April 1997. Mr. Loomis is a Certified Public Accountant with more than 12 years experience in finance and business development with both publicly traded and privately held companies. From 1993 until joining the Company, he served as Director of Financial Reporting at the Kinko's Inc. group of companies. From 1988 to 1993, Mr. Loomis was the Chief Financial Officer for Terminal Data Corporation, a publicly traded high speed document imaging company. Prior to that, Mr. Loomis was with Peat Marwick Main & Co. He earned his Bachelor of Science Degree in Business Administration from California State University at Northridge.

Dennis G. Hepp. Mr. Hepp became Chief Technology Officer of the Company in June 1997. Mr. Hepp has served as a consultant to the Company since July 1995. He has over 28 years experience in cardiovascular clinical medicine and the medical device industry. Mr. Hepp founded in 1989, and continues to serve as President of, Rivertek Medical Systems, Inc., Minneapolis, Minnesota, which serves as an engineering consulting firm to medical device manufacturers, including Guidant Corporation and Medtronic, Inc., as well as emerging medical technology companies such as CardioDynamics. Mr. Hepp holds a Bachelor of Electrical Engineering from the University of Detroit.

Markus J. Osypka, Ph.D. Dr. Osypka joined the Company's Engineering Department in January 1996, was promoted to Vice President of Engineering in March 1996 and has been Vice President of Research since June 1997. Dr. Osypka has more than nine years experience in the medical device industry in the U.S. and Germany. From 1993 to 1995, he held the positions of Director of Product Management and Director of International Sales at Dr. Ing P. Osypka GmbH, a privately held medical device manufacturer in Germany. Prior to that, he earned a Ph.D. in Electrical Engineering at the University of Karlsruhe in Germany, where he did extensive research in Electrical Impedance Tomography.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides information regarding the annual and long-term compensation earned for services rendered in all capacities to the Company for the fiscal years ended November 30, 1995, 1996 and 1997 of those persons who were, at November 30, 1997 (i) the Chief Executive Officer and (ii) the other executive officers of the Company whose aggregate direct remuneration from the Company during the fiscal year ended November 30, 1997 exceeded $100,000 ("Named Officers"). None of the Company's other executive officers had, in fiscal 1997, total annual salary and bonus exceeding $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                                 ----------------------------
                                                                                   AWARDS           PAYOUTS
                                                                                 ----------        ----------
                                                                                 SECURITIES
                                                 ANNUAL COMPENSATION(1)          UNDERLYING
NAME AND                                     -----------------------------         OPTIONS/          LTIP          ALL OTHER
PRINCIPAL POSITION             YEAR          SALARY ($)          BONUS ($)         SARS (#)        PAYOUTS($)    COMPENSATION($)
------------------             ----          ----------          ---------         --------        ----------    ---------------
Richard E. Otto                1997           101,271              -0-               50,000           -0-            4,000(2)
   Chief Executive             1996           122,870              -0-                -0-             -0-             - 0-
   Officer                     1995            87,500(3)           -0-              500,000           -0-              -0-

Rhonda F. Pederson             1997           111,308            17,228              75,000           -0-           14,000(4)
   President                   1996            95,000              -0-              150,000           -0-              -0-
                               1995            38,750(5)           -0-                -0-             -0-              -0-

Stephen P. Loomis              1997           103,416            22,849              70,000           -0-            3,000(2)
   Vice President              1996            18,025(6)           -0-               80,000           -0-              -0-
   Finance, Chief              1995               n/a              n/a                n/a             n/a              n/a
   Financial Officer

------------------

(1) Employee benefits provided to each of the Named Officers under various Company programs do not exceed the disclosure thresholds established under the SEC rules and are therefore not included.

(2) Amount represents Company paid allowance for automobile expenses.

(3) Represents compensation earned by Mr. Otto from his employment with the Company commencing in June 1995.

(4) Amount represents Company paid allowance for automobile expenses and lodging.

(5) Represents compensation earned by Ms. Pederson from her employment with the Company commencing in June 1995.

(6) Represents compensation earned by Mr. Loomis from his employment with the Company commencing in September 1996.

               The following table provides information regarding option exercises during the fiscal year ended November 30, 1997, as well as information with respect to unexercised options to purchase the Company's Common stock granted to the Named Officers in fiscal 1997. None of the Named Officers exercised any stock options during fiscal 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                            -----------------------------------------------------------
                                           % OF TOTAL
                                         OPTIONS GRANTED
                            OPTIONS        TO EMPLOYEES       EXERCISE     EXPIRATION
NAME                        GRANTED       IN FISCAL 1997       PRICE(1)        DATE
----                        -------       --------------       --------        ----
Richard E. Otto              10,000            1.2%           $   3.25        4/2/2007
                             40,000            4.8%           $   3.09        6/9/2007

Rhonda F. Pederson           75,000            9.0%           $   3.09        6/9/2007

Stephen P. Loomis            70,000            8.4%           $   3.09        6/9/2007

---------------

(1) All options were granted at fair market value (closing sale price for the Company's Common stock on The NASDAQ Stock Market on the date of grant).


The following table provides further information regarding the Named Officers' outstanding stock options as of November 30, 1997. No stock appreciation rights were granted or exercised, and no stock options were exercised during fiscal 1997.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                     SECURITIES        VALUE(1) OF
                                                                     UNDERLYING        UNEXERCISED
                                                                    UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS      OPTIONS/SARS
                                      SHARES                       AT FY-END (#)       AT FY-END($)
                                     ACQUIRED         VALUE         EXERCISABLE/       EXERCISABLE/
               NAME                ON EXERCISE(#)   REALIZED($)    UNEXERCISABLE     UNEXERCISABLE(2)
               ----                ------------    ------------    -------------     ----------------
               Richard E. Otto          -0-            -0-            -0-/300,000       -0-/531,250

               Rhonda F. Pederson       -0-            -0-            -0-/225,000       -0-/243,750

               Stephen P. Loomis        -0-            -0-         50,000/100,000       -0-/-0-

               -----------------

(1) Represents the difference between the closing sale price of the Company's Common stock as reported on NASDAQ on November 30, 1997 and the exercise price of the options.

(2) These options could not be exercised by the respective Named Officers as of November 30, 1997 and future exercisability is subject to certain vesting provisions including specific stock price thresholds and/or remaining in the employ of the Company for up to three additional years.

EMPLOYMENT AGREEMENT

The Company entered into a Compensation and Employment Agreement, dated June 16, 1995, with its then Chief Executive Officer, Richard E. Otto. Under the terms of the agreement Mr. Otto was granted 500,000 non-transferable stock options (not under the 1995 Plan) at an exercise price of $0.50 per share. The options were to vest when and if the quoted market price of the Company's Common stock attains and holds specific price levels. At November 30, 1997, none of the options were vested. The options expire June 15, 2005. The Agreement provided for a salary of $150,000 per year and standard fringe benefits. In January 1996, Mr. Otto and the Company agreed to reduce his annual salary to $120,000 per year and then again in June 1997, they agreed to reduce it to $72,000 per year and reduced the number of stock options to 250,000. Upon the appointment of Mr. Perry as Chief Executive Officer, Mr. Otto's salary ceased and he and the Company agreed that the 250,000 stock options would continue to be outstanding, subject to vesting when and if the Company's Common stock attains and holds such specific price levels.

LONG TERM INCENTIVE PLANS

The Company does not have any long-term incentive plans (as defined in the Securities and Exchange Commission regulations).


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 1996, CardioDynamics Holdings, LLC and its members engaged in several significant transactions with the Company, substantially all resulting in the issuance of unregistered Common stock or convertible note amounts convertible (and later converted) into Common stock at $0.25 per share. Of the Company's outstanding shares of Common stock, currently CDH owns 2,243 shares and has the right under a Note to obtain an additional 100,000 shares upon conversion. members of CDH individually own 18,473,009 shares of Common stock of the Company (aside from CDH's own holdings); of the members' shares, Allen E. Paulson owns 13,699,743, James C. Gilstrap owns 3,806,654 and Nicholas V. Diaco, M.D. owns 561,306. At June 4, 1998, CDH and its members together are the beneficial owners of 70% of the Common stock of the Company.

In March 1998, the Company entered into an 18 month unsecured private line of credit agreement with Allen E. Paulson and James C. Gilstrap. Under the terms of the agreement the Company may borrow up to $3,000,000 on an as-needed basis with monthly interest-only payments at an annual interest rate of 10.0%. The Company will repay this line of credit from the net proceeds of any future-arranged debt or equity financing.

Before and after becoming an executive officer of the Company in June 1997, Dennis G. Hepp has served as a consultant and vendor to the Company since July 1995 through the company he founded in 1989, Rivertek Medical Systems, Inc., located in Minneapolis, Minnesota. Rivertek, which is 100% owned by Mr. Hepp and his wife, provides engineering consulting to medical device manufacturers, and continues to be one of the Company's largest vendors. In fiscal 1996 and fiscal 1997, the Company paid $219,232 and $238,278, respectively, to Rivertek.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that each person who, at any time during the fiscal year ended November 30, 1997, was a director, officer, or beneficial owner of more than 10% of a class of registered equity securities of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act.


                 SHAREHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Shareholders is March 31, 1999. Such proposals may be included in the next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                   FORM 10-KSB

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY SHAREHOLDER OF THE COMPANY A COPY OF THE ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CARDIODYNAMICS INTERNATIONAL CORPORATION, 6175 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121, ATTENTION: SHAREHOLDER RELATIONS.


                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.



                                        By Order of the Board of Directors




                                        ------------------------------------
Dated: June 12, 1998                    Michael K. Perry
                                        Director and Chief Executive Officer

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Gilstrap, Michael K. Perry and Stephenson M. Dechant, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CardioDynamics International Corporation to be held on Thursday, July 23, 1998, or at any postponements or adjournments thereof, as specified below, and to vote in their discretion on such other business as may properly come before the Meeting and any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.

1.      Election of Directors:

        Nominees: Stephenson M. Dechant, Nicholas V. Diaco, Louis P. Ferrero, Cam L. Garner, James C. Gilstrap, Richard O. Martin, Richard E. Otto, Michael D. Padilla, Allen E. Paulson and Michael K. Perry.

        Vote FOR all nominees above (except as withheld in the space below) Vote WITHHELD from all nominees

        Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

2. To consider and act upon a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder from 2,529,000 shares to 4,000,000.

                  Vote FOR                Vote AGAINST                  ABSTAIN

3. To consider and act upon a proposed Amendment to the Company's articles of incorporation to authorize the issuance of Preferred Stock.

                  Vote FOR                Vote AGAINST                  ABSTAIN

4. To ratify the selection of KPMG Peat Marwick LLP as the independent accountants for the fiscal year ending November 30, 1998.

                  Vote FOR                Vote AGAINST                  ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.

                                Dated: ____________________, 1998


                                ------------------------------------------------
                                Signature of Shareholder

                                ------------------------------------------------
                                Printed Name of Shareholder

                                ------------------------------------------------
                                Title (if appropriate)


                                Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                                CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL
                                MEETING ______